UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                          Unregistered Sales of Equity Securities.
On January 19, 2016, Pinnacle Financial Partners, Inc. (the "Company") and Pinnacle Bank, the Company's wholly owned subsidiary (the "Bank"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement"), by and among the Company, the Bank, Bankers Healthcare Group, LLC, a Florida limited liability company ("BHG"), BHG Founders, Inc., a Florida corporation ("Founders Co."), Albert Crawford, Eric Castro, Robert Castro, Barbara Castro and Sofia Castro (such five individuals collectively, the "Sellers"), Tyler Crawford and Crawford & Castro, LLC, pursuant to which the Company and the Bank have agreed to acquire, at the Closing (as defined below), 7.6% and 11.4%, respectively, of the outstanding equity interests in BHG from Founders Co. (the "Investment"). As of the date hereof, the Bank owns 30% of the outstanding equity interests of BHG.
Pursuant to the Purchase Agreement, as part of the consideration paid to Founders Co. in connection with the Investment, the Company has agreed to issue 912,000 shares of Company common stock to Founders Co. and the Sellers at the Closing. The shares of Company common stock issued pursuant to the Purchase Agreement are being issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated under the Securities Act.
The closing of the Investment (the "Closing"), and the issuance by the Company of the 912,000 shares of Company common stock in connection therewith, is subject to satisfaction of customary closing conditions and the Company's election to become a financial holding company becoming effective. The Company currently expects the Closing to occur in late February or early March 2016.
The Company has agreed, pursuant to the Purchase Agreement, to file with the Securities and Exchange Commission, at or prior to the Closing, a registration statement on Form S-3 covering the resale as a secondary offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of the 912,000 shares of Company common stock to be issued in connection with the Investment.
Item 8.01.                          Other Events.

As described above, on January 19, 2016, the Company and the Bank entered into the Purchase Agreement to acquire 19% of BHG for $114,000,000, payable in a mix of cash and stock consideration.  The stock consideration is expected to consist of 912,000 shares of Company common stock, while the amount of cash consideration is expected to equal the difference between the total purchase price and the value of the stock consideration on the closing date.

At the Closing, the Company, the Bank and the other members of BHG will enter into an Amended and Restated Limited Liability Company Agreement of BHG that is currently expected to provide for, among other things, the following terms: (i) the inability of any member of BHG to transfer its ownership interest in BHG without the consent of the other members of BHG for five years, other than transfers to family members, trusts or affiliates of the transferring member, in connection with the acquisition of the Company or as a result of a change in applicable law that forces the Company and/or the Bank to divest their ownership interests in BHG; (ii) the inability of the board of management of BHG (of which the Company and the Bank shall have the right to designate two of the five members (the "Pinnacle Managers")) to approve a sale of BHG without the consent of one of the Pinnacle Managers for four years; (iii) co-sale rights for the Company and the Bank in the event the other members of BHG decide to sell all or a portion of their ownership interests after the above-described five-year limitation; and (iv) a right of first refusal for BHG and the other members of BHG in the event that the Company and/or the Bank decide to sell all or a portion of their ownership interests after the above-described five-year limitation, except in connection with a transfer of their ownership interests to an affiliate or in connection with the acquisition of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date:            January 20, 2016